UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California		92020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

PURE Bioscience, Inc. (the “Company”) announced that it has entered into a promissory note payoff agreement (the “Payoff Agreement”) with Morrison & Foerster LLP (“Morrison”). Under the Payoff Agreement, the Company paid $500,000 to Morrison to extinguish $1,125,000 in unsecured debt owed to Morrison under a promissory note, dated January 25, 2013 (the “Note”). The Company has no further obligations or liability under the Note. The financial impact of the Payoff Agreement will be reflected in the Company’s quarterly period ended January 31, 2014.

The foregoing description of the Payoff Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Payoff Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: December 31, 2013	By:	/s/ Peter C. Wulff
Peter C. Wulff
Chief Financial Officer, Chief Operating Officer and Corporate Secretary